GREYSTONE BUSINESS CREDIT II, L.L.C.
152 West 57th Street, 60th Floor
New York, New York 10019

February 9, 2009

VIA TELECOPIER AND CERTIFIED
<u>MAIL, RETURN RECEIPT REQUESTED</u>

APPALACHIAN OIL COMPANY, INC.
P.O. Box 1500
1992 Highway 75
Blountville, Tennessee 37617
Attention: Ernestine Clark
Telecopier: (423) 279-6752

Re: Notice of Default and Reservation of Rights

Ladies and Gentlemen:

Reference is made to (a) the Loan and Security Agreement, dated September 17, 2007 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), by and among Appalachian Oil Company, Inc., a Tennessee corporation ("Borrower"), the lenders from time to time party thereto (such lenders, together with their respective successors and permitted assigns, being referred to individually as a "Lender" and collectively as the "Lenders") and Greystone Business Credit II, L.L.C., in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, "Agent"), and (b) the other agreements, documents and instruments referred to in the Loan Agreement or at any time executed or delivered in connection therewith or related thereto (all of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, together with the Loan Agreement, being collectively referred to herein as the "Financing Documents"). Capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Agreement, unless otherwise defined herein.

Events of Default have occurred and are continuing under Section 9.1 of the Loan Agreement (collectively, the "Existing Defaults").

Agent, on behalf of itself and the Lenders, hereby expressly reserves each and every right and remedy under the Loan Agreement, the other Financing Documents and applicable law arising as a result of the occurrence of the Existing Defaults.

Nothing contained herein, nor any action or inaction on the part of Agent or any of the Lenders, shall be deemed to be a waiver of any right or remedy available to Agent or any of the Lenders with respect to the Existing Defaults or any other Default or Event of Default that may now or hereafter exist under the Loan Agreement or any of the other Financing Documents.

Very truly yours,

GREYSTONE BUSINESS CREDIT II, L.L.C.

By: ______________________

Title: VP

Cc: Titan Global Holdings, Inc.
Sichenzia, Ross, Friedman & Ference, LLP
David Marks
Frank Crivello

1214112.3